Exhibit 99.1
Dutch Bros Inc. Reports Second Quarter 2023 Financial Results
Opened 38 New Systemwide Shops in Q2 2023
Quarterly Revenue Increased 34% to $250 million
Announces Leadership Transition
Updates 2023 Guidance

GRANTS PASS, Ore. - August 8, 2023 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”) one of the fastest-growing brands in the food service and restaurant industry in the United States by location count, today reported financial results for the second quarter ended June 30, 2023.
Joth Ricci, Chief Executive Officer of Dutch Bros, stated, “In Q2, we delivered 34% year over year revenue growth, driven by new shop openings and 3.8% systemwide same shop sales growth. Within the quarter, we continued to see meaningful company-operated shop margin expansion, driven by significant labor efficiency improvement. This speaks to the benefit of our company-operated model as we were able to effect changes across our shops and then directly benefit from those changes. In Q2, we continued to see general and administrative leverage, which taken together with our growing shop margins, demonstrates our commitment to profitable growth.”
He continued, “In Q2, we executed against our traffic-driving initiatives, which underpinned 580 basis points of sequential same shop sales growth quarter-over-quarter. We are encouraged by customer response to these initiatives, and are excited to welcome new Chief Marketing Officer, Tana Davila, to build upon this momentum.”
He concluded, “I am very proud of the team for what they have accomplished, and I am encouraged by the strength of the underlying business. Our people pipeline and systems are as strong as ever - we have a deep and growing bench of qualified operator candidates and low, and further improving, employee turnover. We continue to see meaningful expansion in shop profitability and leverage in general and administrative costs as we scale our business. We continue to keep a close eye on our costs, particularly those related to new shop development, which we are working diligently to mitigate. Taken together, this gives us confidence to remain committed to our long-term new shop growth plan.”
Executive Leadership Transition and Succession
The Board of Directors approved a plan to transition Christine Barone, who has served as the Company’s President since February 2023, into the role of Chief Executive Officer effective January 1, 2024. The remainder of 2023 will serve as a transitional period for both leaders.
Travis Boersma, Co-founder and Executive Chairman, said, "Joth has been a true partner and will forever be part of the Dutch Bros family. I'm thankful for the work he's done helping us transition from a small, regional business to one on the national stage. He's been key in helping us grow and nurture our people-first culture so we can continue to be a force for good in every community we serve. I'm confident in the foundation he's created and I'm grateful for the years he's dedicated to Dutch Bros and our crews."
Boersma added, "Christine is perfectly suited to take on the President and CEO role at Dutch Bros. Since joining us in February, she's become an integral part of this organization, demonstrating her passion and ability to affect positive change in our business. She has the experience and knowledge to help us scale, as well as a true passion for people. I'm confident she is the best leader to help us in our next phase."

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Ricci stated, “It has been my great honor to serve as CEO and I’m so proud of all this team has accomplished. Dutch Bros is a strong, healthy business with a very special culture and long runway of growth ahead. I feel very fortunate to have been a part of its success for more than five years.”
Ricci added, “In setting the stage for the next phase of scaling the company, Christine has demonstrated her abilities and deep industry knowledge and experience. Over the last six months, she has immersed herself in our business and culture, and her impact has been felt immediately and decisively, notably in our real estate strategy, data analytics and marketing. Having played a key part in shaping our priorities and action plans moving forward, I am confident the time is right for me to pass the baton to Christine.”
Second Quarter 2023 Highlights
•Opened 38 new shops, bringing total shop count to 754 as of June 30, 2023, a 25.0% increase from June 30, 2022. Of these 38 new shops opened across 8 states, 35 were company-operated. All of these new shops continue to be led by existing or newly-promoted regional operators.
•Total revenues grew 34.1% to $249.9 million as compared to $186.4 million in the same period of 2022.
•System same shop sales2 increased 3.8%, inclusive of the impact of our fortressing strategy, which results in sales being transferred from existing shops to new ones, as compared to the same period in 2022. Company-operated same shop sales increased 1.6%, as compared to the same period of 2022.
•Company-operated shop revenues increased 37.7% to $221.0 million, as compared to $160.5 million in the same period of 2022.
•Company-operated shop gross profit was $52.1 million as compared to $31.2 million in the same period of 2022. In the second quarter of 2023, company-operated shop gross margin, which includes 150bps of pre-opening expenses improved to 23.6%, a year-over-year increase of 420bps.
•Company-operated shop contribution1, a non-GAAP financial measure, grew 69.2% to $66.9 million as compared to $39.5 million in the same period of 2022. In the second quarter of 2023, company-operated shop contribution margin, which includes 150bps of pre-opening expense, improved to 30.3%, a year-over-year increase of 570 bps.
•Selling, general, and administrative expenses were $51.7 million (20.7% of revenue) as compared to $42.3 million (22.7% of revenue) in the same period of 2022.
•Adjusted selling, general, and administrative expenses1, a non-GAAP financial measure, were $39.3 million (15.7% of revenue) as compared to $31.9 million (17.1% of revenue) in the same period of 2022.
•Net income (loss) was $9.7 million as compared to $(1.8) million in the same period of 2022.
•Adjusted EBITDA1, a non-GAAP financial measure, grew 103.0% to $48.6 million as compared to $23.9 million in the same period of 2022.
•Adjusted net income1, a non-GAAP financial measure, was $20.9 million as compared to $8.7 million in the same period of 2022.
•Net income (loss) per share of Class A and Class D common stock - diluted was $0.05 as compared to $(0.02) per share in the same period of 2022.
•Adjusted net income per fully exchanged share of diluted common stock1, a non-GAAP financial measure, was $0.13 as compared to $0.05 in the same period of 2022.

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Outlook
Dutch Bros is providing the following guidance for the year 2023:
•Total system shop openings in 2023 are expected to remain at least 150, of which at least 130 shops will be company-operated.
•Total revenues are projected to be at the lower end of the previously communicated range of $950 million to $1 billion, which reflects current new shop AUV trends of approximately $1.7 million, partially offset by improved traffic trends and Q3 pricing actions.
•Same shop sales2 growth is estimated to remain in the low single digits.
•Adjusted EBITDA3 is now estimated to be between $135 million and $140 million, up from at least $125 million. This reflects stronger than expected year-to-date profitability trends, partially offset by revised revenue expectations and increased levels of investment in support of key priorities.
•Capital expenditures are estimated to be in the range of $225 million to $250 million, which includes approximately $15 million to $20 million in spending in 2023 for our new roasting facility projected to open in 2024.
_________________
1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
2    Same shop sales is defined in the section “Select Financial Metrics”.
3    We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

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Conference Call and Webcast Today
Joth Ricci, Chief Executive Officer, Christine Barone, President, and Charles Jemley, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the second quarter ended June 30, 2023.
Event: Second Quarter 2023 Conference Call and Webcast
Date: Tuesday, August 8, 2023
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 754 locations across 14 states as of June 30, 2023.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, Twitter, and TikTok, and download the Dutch Bros app to earn points and score rewards!

Dutch Bros, our Windmill logo (), Dutch Bros. Blue Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Dutch Bros’ possible or assumed future results of operations, including guidance for 2023, new shop openings, business strategies, and potential growth opportunities. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “should,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023, and in our future reports to be filed with the SEC, including our Quarterly Report on Form 10-Q for the period ended June 30, 2023. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts; unaudited)	2023	2022	2023	2022
REVENUES
Company-operated shops	$220,952	$160,512	$394,116	$290,699
Franchising and other	28,927	25,869	53,030	47,838
Total revenues	249,879	186,381	447,146	338,537

COSTS AND EXPENSES
Cost of sales	178,636	141,370	330,159	262,537
Selling, general and administrative	51,662	42,342	97,638	87,556
Total costs and expenses	230,298	183,712	427,797	350,093

INCOME (LOSS) FROM OPERATIONS	19,581	2,669	19,349	(11,556)

OTHER EXPENSE
Interest expense, net	(9,058)	(3,596)	(16,944)	(6,085)
Other income	1,039	61	2,346	282
Total other expense	(8,019)	(3,535)	(14,598)	(5,803)

INCOME (LOSS) BEFORE INCOME TAXES	11,562	(866)	4,751	(17,359)
Income tax expense	1,851	885	4,431	671
NET INCOME (LOSS)	$9,711	$(1,751)	$320	$(18,030)
Less: Net income (loss) attributable to non-controlling interests	6,959	(845)	1,410	(12,177)
NET INCOME (LOSS) ATTRIBUTABLE TO DUTCH BROS INC.	$2,752	$(906)	$(1,090)	$(5,853)
Net income (loss) per share of Class A and Class D common stock:
Basic	$0.05	$(0.02)	$(0.02)	$(0.12)
Diluted	$0.05	$(0.02)	$(0.02)	$(0.12)
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	56,734	50,926	56,699	49,500
Diluted	57,428	50,926	56,699	49,500

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DUTCH BROS INC.
Segment Financials

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands; unaudited)	2023	2022	2023	2022
Revenues:
Company-operated shops	$220,952	$160,512	$394,116	$290,699
Franchising and other	28,927	25,869	53,030	47,838
Total revenues	249,879	186,381	447,146	338,537
Cost of Sales:
Company-operated shops	168,873	129,294	313,165	242,842
Franchising and other	9,763	12,076	16,994	19,695
Total cost of sales	178,636	141,370	330,159	262,537
Segment gross profit:
Company-operated shops	52,079	31,218	80,951	47,857
Franchising and other	19,164	13,793	36,036	28,143
Total gross profit	71,243	45,011	116,987	76,000
Depreciation and amortization:
Company-operated shops	14,799	8,307	27,800	15,447
Franchising and other	1,297	1,520	2,658	2,862
All other	420	712	837	1,412
Total depreciation and amortization	16,516	10,539	31,295	19,721
Segment contribution:
Company-operated shops	66,878	39,525	108,751	63,304
Franchising and other	20,461	15,313	38,694	31,005
Total segment contribution	87,339	54,838	147,445	94,309
Selling, general and administrative	(51,662)	(42,342)	(97,638)	(87,556)
Interest expense, net	(9,058)	(3,596)	(16,944)	(6,085)
Other income	1,039	61	2,346	282
Income (loss) before income taxes	$11,562	$(866)	$4,751	$(17,359)

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DUTCH BROS INC.
Company-Operated Shop Results

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenue	220,952	100.0	160,512	100.0	394,116	100.0	290,699	100.0

Beverage, food and packaging costs	59,433	26.8	43,548	27.1	108,385	27.6	79,170	27.2
Labor costs	58,735	26.6	47,240	29.4	107,284	27.2	89,001	30.6
Occupancy and other costs	32,642	14.8	26,621	16.6	63,201	16.0	49,624	17.1
Pre-opening costs	3,264	1.5	3,578	2.2	6,495	1.6	9,600	3.3
Depreciation and amortization	14,799	6.7	8,307	5.2	27,800	7.1	15,447	5.3
Company-operated shop costs and expenses	168,873	76.4	129,294	80.6	313,165	79.5	242,842	83.5

Company-operated shops gross profit	52,079	23.6	31,218	19.4	80,951	20.5	47,857	16.5
Company-operated shops contribution [1]	66,878	30.3	39,525	24.6	108,751	27.6	63,304	21.8
_________________
1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Six Months Ended June 30,
(in thousands; unaudited)	2023	2022
Net cash provided by operating activities	$45,843	$16,713
Net cash used in investing activities	(102,058)	(88,633)
Net cash provided by financing activities	59,754	74,707
Net increase in cash and cash equivalents	$3,539	$2,787
Cash and cash equivalents at beginning of period	20,178	18,506
Cash and cash equivalents at end of period	$23,717	$21,293

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$23,717	$20,178
Accounts receivable, net	9,379	11,966
Inventories, net	47,608	39,229
Prepaid expenses and other current assets	14,115	10,949
Total current assets	94,819	82,322
Property and equipment, net	446,565	365,468
Finance lease right-of-use assets, net	332,790	247,943
Operating lease right-of-use assets, net	177,605	169,302
Intangibles, net	7,035	8,804
Goodwill	21,629	21,629
Deferred income tax assets, net	284,777	288,765
Other long-term assets	3,060	2,127
Total assets	$1,368,280	$1,186,360
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$24,648	$21,270
Accrued liabilities	35,872	27,452
Other current liabilities	7,511	7,860
Deferred revenue	22,300	25,335
Line of credit	181,090	110,865
Current portion of finance lease liabilities	9,867	7,971
Current portion of operating lease liabilities	9,612	9,317
Current portion of long-term debt	3,238	2,609
Total current liabilities	294,138	212,679
Deferred revenue, net of current portion	5,956	6,119
Tax receivable agreements liability, net of current portion	218,768	220,923
Finance lease liabilities, net of current portion	315,385	237,130
Operating lease liabilities, net of current portion	169,444	161,228
Long-term debt, net of current portion	94,506	96,297
Other long-term liabilities	8	8
Total liabilities	1,098,205	934,384
Equity:
Common stock	2	2
Additional paid in capital	152,900	145,613
Accumulated other comprehensive income	905	813
Accumulated deficit	(18,400)	(17,310)
Total stockholders' equity attributable to Dutch Bros Inc.	135,407	129,118
Non-controlling interests	134,668	122,858
Total equity	270,075	251,976
Total liabilities and equity	$1,368,280	$1,186,360

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except number of shops data; unaudited)	2023	2022	2023	2022
Shop count, beginning of period
Company-operated	438	310	396	271
Franchised	278	262	275	267
	716	572	671	538
Company-operated new openings	35	26	77	60
Franchised new openings	3	5	6	5
Acquisition of franchise shops	—	—	—	5
Shop count, end of period
Company-operated	473	336	473	336
Franchised	281	267	281	267
Total shop count	754	603	754	603

Systemwide AUV [1]	N/A	N/A	$1,928	$1,900
Company-operated shops AUV [1]	N/A	N/A	$1,880	$1,862

Systemwide same shop sales [2,3]	3.8%	(3.3)%	1.1%	1.0%
Company-operated same shop sales [2]	1.6%	(4.3)%	(0.8)%	0.3%

Systemwide sales [3]	$375,216	$297,403	$677,998	$551,968
Company-operated operating weeks [4]	5,854	4,148	11,176	7,912
Franchising and other operating weeks [4]	3,632	3,415	7,178	6,778
Dutch Rewards member registrations [5]	573	496	1,067	985

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop revenues	220,952	100.0	160,512	100.0	394,116	100.0	290,699	100.0
Company-operated gross profit	52,079	23.6	31,218	19.4	80,951	20.5	47,857	16.5
Company-operated shop contribution [6]	66,878	30.3	39,525	24.6	108,751	27.6	63,304	21.8
Selling, general, and administrative expenses	51,662	20.7	42,342	22.7	97,638	21.8	87,556	25.9
Adjusted selling, general, and administrative expenses [6]	39,338	15.7	31,896	17.1	75,994	17.0	63,576	18.8
Net income (loss)	9,711	3.9	(1,751)	(0.9)	320	0.1	(18,030)	(5.3)
Adjusted EBITDA [6]	48,599	19.4	23,939	12.8	72,479	16.2	33,601	9.9

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___________
1    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the systemwide and company-operated shop net sales by the total number of systemwide and company-operated shops, respectively. Management uses this metric as an indicator of shop growth and future expectations of mature locations.
2    Same shop sales reflects the change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer. Management uses this metric as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Systemwide shop base	538	440	503	414
Company-operated shop base	276	193	246	173
3    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
4    Company-operated and franchise shops operating weeks are calculated based on the number operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises through 2022. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
5    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
6    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

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Company-operated shop contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated segment gross profit, before company-operated shop depreciation and amortization. Company-operated shop contribution in dollars (as defined), taken as a percentage of company-operated shop revenue.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across the industry by our investors.
EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income (loss) before interest expense (net of interest income), income tax expense, and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, COVID-19: “Thank You” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, and estimated expense related to certain legal disputes.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding equity-based compensation expense, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executive transitions costs, and estimated expense related to certain legal disputes.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Adjusted net income
Definition and/or calculation
Net income (loss), excluding equity-based compensation expense, COVID-19: “thank you” pay and catastrophic leave expenses, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, estimated expense related to certain legal disputes, and income tax effects of items excluded from net income (loss).

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Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of RSAs and RSUs, as well as the assumed exchange of the weighted-average shares of Class B and Class C common stock.
Usefulness to management and investors
This non-GAAP measure is used a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed full exchange of all of our outstanding Class B and Class C common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income (loss) per share of Class A and Class D common stock - diluted, excluding per share impacts of equity-based compensation expense, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executives transition costs, estimated expense related to certain legal disputes, income tax effects of items excluded from net income (loss), and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of our outstanding Class B and Class C common stock and related net income (loss) adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, restricted stock awards and restricted stock units in Dutch Bros Inc. and/or Profit Interest Units in Dutch Bros OpCo1 to certain eligible employees.
COVID-19: “thank you” pay and catastrophic leave
Costs related to two separate programs established to support employees during the COVID-19 pandemic. We implemented an hourly wage supplement program for shop employees who continued to work while their state or county was under a stay at home order or similar lockdown requirement. This program lasted in various markets until April 2021. We also established a catastrophic leave policy that provided paid leave to employees who were required to quarantine due to in-shop exposures and could not work their regular hours.

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COVID-19: Prepaid costs not utilized
Costs related to the write-off of previously prepaid expenses for the development of a virtual corporate engagement platform built in response to the health restrictions of the COVID-19 pandemic. The platform was developed as a substitute for in person engagement practices used pre-pandemic. The platform has been determined ineffective, particularly as we shift back to in-person events with the easing of restrictions related to the COVID-19 pandemic.
Milestone events
Costs incurred for company-wide events to celebrate 30 years of serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE to our customers.
Executives transition costs
Employee severance and related benefit costs, as well as sign-on bonus(es) for several executive level transitions occurring in 2022 and 2023.
TRAs remeasurements
(Gain) loss impacts on condensed consolidated statements of operations related to adjustments of our TRAs liabilities.
Legal proceedings
Estimated loss accrual related to certain legal disputes.
Dilutive effects of RSAs and RSUs
Addition of incremental shares of RSAs and RSUs calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP basis.
Assumed exchange of weighted-average Class B and Class C shares of common stock
Weighted-average shares of Class B and C common stock that are assumed to be exchanged for Class A common stock.
Removal of allocation for controlling and non-controlling interests
Removal of the net income (loss) allocation to controlling and non-controlling interests to align the numerator of the net income (loss) per share to the denominator, which assumes the full exchange of shares of Class B and Class C common stock.
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1    Dutch Bros OpCo refers to Dutch Mafia, LLC, a Delaware limited liability company, and a direct subsidiary of Dutch Bros Inc.
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop gross profit	52,079	23.6	31,218	19.4	80,951	20.5	47,857	16.5
Depreciation and amortization	14,799	6.7	8,307	5.2	27,800	7.1	15,447	5.3
Company-operated shop contribution	66,878	30.3	39,525	24.6	108,751	27.6	63,304	21.8

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	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Net income (loss)	9,711	3.9	(1,751)	(0.9)	320	0.1	(18,030)	(5.3)
Depreciation and amortization	16,516	6.7	10,539	5.7	31,295	7.0	19,721	5.8
Interest expense, net	9,058	3.6	3,596	1.9	16,944	3.8	6,085	1.8
Income tax expense	1,851	0.7	885	0.5	4,431	1.0	671	0.2
EBITDA	37,136	14.9	13,269	7.1	52,990	11.9	8,447	2.5
Equity-based compensation	10,149	4.1	10,446	5.6	19,319	4.3	20,346	6.0
COVID-19: “thank you pay” and catastrophic leave	—	—	224	0.1	—	—	1,174	0.3
COVID-19: prepaid costs not utilized	—	—	—	—	—	—	1,200	0.4
Milestone events	—	—	—	—	—	—	2,434	0.7
Executives transition costs	225	0.1	—	—	375	0.1	—	—
TRAs remeasurements	(861)	(0.5)	—	—	(2,155)	(0.5)	—	—
Legal proceedings	1,950	0.8	—	—	1,950	0.4	—	—
Adjusted EBITDA	48,599	19.4	23,939	12.8	72,479	16.2	33,601	9.9

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Selling, general, and administrative [1]	51,662	20.7	42,342	22.7	97,638	21.8	87,556	25.9
Equity-based compensation	(10,149)	(4.1)	(10,446)	(5.6)	(19,319)	(4.3)	(20,346)	(6.0)
COVID-19: prepaid costs not utilized	—	—	—	—	—	—	(1,200)	(0.4)
Milestone events	—	—	—	—	—	—	(2,434)	(0.7)
Executives transition costs	(225)	(0.1)	—	—	(375)	(0.1)	—	—
Legal proceedings	(1,950)	(0.8)	—	—	(1,950)	(0.4)	—	—
Adjusted selling, general, and administrative	39,338	15.7	31,896	17.1	75,994	17.0	63,576	18.8

	Three Months Ended June 30,
(in thousands; unaudited)	2023	2022
Net income (loss)	$9,711	$(1,751)
Equity-based compensation	10,149	10,446
COVID-19: “thank you pay” and catastrophic leave	—	224
Executives transition costs	225	—
TRAs remeasurements	(861)	—
Legal proceedings	1,950	—
Income tax effects	(284)	(215)
Adjusted net income	$20,890	$8,704

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1    Selling, general, and administrative expenses include depreciation and amortization.

	Three Months Ended June 30,
(in thousands, except per share amounts; unaudited)	2023	2022
Weighted-average shares of Class A and Class D common stock outstanding - basic	56,734	50,926
Dilutive effects of RSAs	694	—
Weighted-average shares of Class A and Class D common stock outstanding - diluted	57,428	50,926
Dilutive effects of RSUs	2	1,530
Assumed exchange of weighted-average Class B and Class C shares of common stock	105,756	110,085
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	163,186	162,541

Net income (loss) per share of Class A and Class D common stock - diluted	$0.05	$(0.02)
Controlling and non-controlling interest adjustments	0.02	0.01
Equity-based compensation	0.06	0.06
COVID-19: “thank you pay” and catastrophic leave	—	—
Executives transition costs	—	—
TRAs remeasurements	(0.01)	—
Legal proceedings	0.01	—
Income tax effects	—	—
Adjusted net income per fully exchanged share of diluted common stock	$0.13	$0.05

Dutch Bros Inc.| Earnings Release | 16

For Investor Relations inquiries:
Raphael Gross
ICR
(203) 682-8253
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

Dutch Bros Inc.| Earnings Release | 17